Exhibit 99.2

Results for announcement to the market

Name of entity:	Anteris Technologies Global Corp. (“ATGC”)
ARBN:	677 960 235
Reporting period:	For the quarter ended June 30, 2026

The attached Form 10-Q Quarterly Report for the quarter ended June 30, 2026 has been filed with the U.S. Securities and Exchange Commission (“SEC”).  It includes the condensed consolidated financial statements which have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are denominated in U.S. dollars.

The following supplementary information is provided in connection with the Form 10-Q to satisfy the Company’s ongoing disclosure obligations under the ASX Listing Rules. The information has been prepared in accordance with the waiver conditions granted by the ASX in relation to ASX Listing Rule 4.2A.3 for half year reports and 4.7C for quarterly activity reports, and should be read in conjunction with the Form 10-Q.

The Company’s results for announcement to the market are as follows:

	Six months to June 30,
	2026 US$’000	2025 US$’000	Change US$’000	Change %
Revenues from ordinary activities	1,503	1,174	329	28%
Loss from ordinary activities after tax	(51,675)	(42,993)	(8,682)	20%
Loss for the period attributable to members	(52,118)	(42,698)	(9,420)	22%

No dividend has been proposed or declared for the reporting period.

Details of business activities during the quarter

Refer to the Form 10-Q and the “Anteris Announces Results for the Second Quarter of 2026” announcement lodged with the ASX on August 12, 2026.

Aggregate amount of payments to related parties and their associates

During the second quarter of 2026, the aggregate amount of payments to related parties and their associates was US$583 thousand.  The quarterly amount includes fees paid to non-executive directors, as well as salary payments to the CEO, President and CFO.  These payments were included in cash flows from operating activities.

There were no payments to related parties or their associates included in cash flows from investing activities.

ENDS

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp.	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235
BRISBANE | MINNEAPOLIS | GENEVA | MALAGA

anteristech.com

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global healthcare company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (“THV”), was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.  DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology.  ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.  The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This announcement contains forward-looking statements, including, but not limited to, statements regarding the PARADIGM Trial, CMS reimbursement eligibility, clinical development timelines and potential commercialization. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2025 that was filed with the Securities and Exchange Commission and ASX. Actual future events may vary from these forward-looking statements and readers are cautioned not to put undue reliance on forward-looking statements. Other than as required by law, Anteris gives no representation or guarantee that the occurrence of any of the events or circumstances expressed or implied in these statements will occur. In addition, except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Authorisation and Additional information

This announcement was authorised for release on the ASX by the Board of Directors.

For more information:

Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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